THIS SUPPLEMENT IS BEING FILED AS REVISED PRICING SUPPLEMENT NO.
3, WHICH WAS ORIGINALLY FILED ON NOVEMBER 12, 1996.

PROSPECTUS and                        Pricing Supplement No. 003
PROSPECTUS SUPPLEMENT, each           Effective at 11:08 A.M.
Dated October 24, 1996                November 8, 1996
                                      Revised November 14, 1996

                                      Rule 424(b)(3)
                                      Registration
                                      Statement No. 33-64237

                     U.S.$5,000,000,000

                 FORD MOTOR CREDIT COMPANY

                      MEDIUM-TERM NOTES

        Due from 9 Months to 30 Years from Date of Issue
              Interest payable each March 15 and
               September 15 and at Stated Maturity

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The Notes offered hereby are Fixed Rate Notes as more fully described in the accompanying Prospectus and Prospectus
Supplement.

Issue Date:                           November 15, 1996

Stated Maturity:                      November 15, 2003

Interest Rate:                        6.50% per annum


Agent's Discount or Commission        1.025%

Agent's Capacity                      ____ Agent  _X__ Principal*


* If acting as principal, $3,000,000.00 aggregate principal amount of the Notes are being purchased by Smith Barney Inc. at the discount set forth above for resale to investors at varying prices related to prevailing market prices at the time of resale.

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                        SMITH BARNEY INC.
                           ----------